UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K/A
                                 CURRENT REPORT


        PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934 Date of Report (Date of earliest event reported): October 20, 1998

                                 JB OXFORD HOLDINGS, INC.
               (Exact name of registrant as specified in its charter)


UTAH                                       0-16240           95-4099866
(State of incorporation or organization)                     (I.R.S. Employer
                                   (Commission File Number)  Identification No.)

9665 Wilshire Blvd., Suite 300;  Beverly Hills, California     90212
(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code             (310) 777-8888






          JB Oxford Holdings, Inc. is filing this amendment to its Form 8-K, filed with the Securities and Exchange Commission on October 27, 1998, to file
Exhibit 16.1.


ITEM 7.    EXHIBITS

(a) Exhibit 16.1 -- the Letter from BDO Seidman, LLP, dated November 2, 1998, pursuant to Regulation S-K Item 304 (a)(3) regarding the change in registrant's certifying accountant.




     November 2, 1998



United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re:  JB OXFORD HOLDINGS, INC.

Ladies and Gentleman:

We have been furnished with a copy of the Form 8-K for the event that occurred on October 20, 1998 filed by our former client JB Oxford Holdings, Inc. (the "Company"). We agree with the statements made in Item 4 insofar as the response relates to our Firm, except for the fourth paragraph of Item 4.

In the current fiscal year, the Company has been advised by BDO Seidman, LLP ("BDO") that BDO believes additional documentation will be needed to support the fair value used to establish the Company's non-cash interest expense charged upon (i) the issuance of new convertible debt, and (ii) the modification of existing convertible debt, during the second quarter of 1998. The Company used a discounted market price in its computation of non-cash interest expense. BDO informed the Company that the Securities and Exchange Commission (the "SEC") has expressed a position that there should be no discount off the fair market value used in such computations. BDO has recommended the Company obtain an independent valuation expert's opinion on the value of the equity instruments underlying the convertible debt. In accordance with Regulation S-K Item 304
(a)(1)(v)(D)(1), BDO has reported this event because BDO could not resolve the issue as BDO will not be the Company's certified independent auditors at the Company's fiscal year end.


               Very Truly Yours,


               /s/ BDO Seidman, LLP
               BDO Seidman, LLP



      Pursuant to the requirements of the Securities Exchange Act of 1934, JB Oxford Holdings, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



JB Oxford Holdings, Inc.

__/s/_Michael J. Chiodo__________
Michael J. Chiodo
Chief Financial Officer



November 19, 1998














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